UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 4, 2025

BLACKBOXSTOCKS INC.
(Exact name of registrant as specified in its charter)

Nevada	001-41051	45-3598066
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5430 LBJ Freeway, Suite 1485, Dallas, Texas	75240
(Address of principal executive offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (972) 726-9203

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	BLBX	The NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 4, 2025, Eric Pharis resigned as Chief Operating Officer of Blackboxstocks Inc (the “Company”). Mr. Pharis was a founder of the Company and was named Chief Operating Officer in 2021. Mr. Pharis intends to remain with the Company as a consultant to provide ongoing advisory and transitional services.

Effective September 4, 2025, Teresa Wills, age 59, was appointed and agreed to serve as Chief Operating Officer of Blackbox.io Inc., a wholly owned subsidiary of the Company, succeeding Mr. Pharis in all duties and responsibilities relating to the operations of the Company’s operating subsidiary. Ms. Wills has been a key contributor to the Company since 2017, driving initiatives that expanded customer education, enhanced member engagement and improved product adoption. Ms. Wills developed the Company’s education program, directly teaching many of its classes, implemented customer satisfaction frameworks and built operational processes that strengthened support for the Company’s member base.

Prior to joining the Company, Ms. Wills held senior executive and product leadership roles in the technology industry. Ms. Wills served as Vice President of Marketing for eBusiness Infrastructure Products at Macromedia, Inc., where she directed global teams in product management and marketing, successfully launching enterprise-class products into international markets and aligning product strategy with high-growth segments. Ms. Wills was also employed by National Semiconductor Corporation where she directed worldwide software product lines, launched the first Microsoft-compatible DVD software product, and negotiated global partnerships that generated more than $30 million in revenue. Also, Ms. Wills served as Director of Broadcast Video Services at Pacific Bell where she led the launch of new digital video services and managed large-scale cross-functional product teams. Ms. Wills earned her Bachelor of Business Administration, cum laude, with an emphasis in Management from the University of Alaska. Her appointment reflects the Company’s focus on scaling operations and expanding its educational platform to drive long-term shareholder value.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 5, 2025	Blackboxstocks Inc.

	By:	/s/ Gust Kepler
Gust Kepler President and Chief Executive Officer